                    FORM OF INVESTMENT SUB-ADVISORY AGREEMENT

                          SEI INSURANCE PRODUCTS TRUST

         AGREEMENT made this ___th day of ________, 2001, between SEI Investments Management Corporation, (the "Adviser") and Jardine Fleming International Management Inc. (the "Sub-Adviser").

         WHEREAS, SEI Insurance Products Trust, a Massachusetts business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 29, 1999, (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the SEI VP International Equity Fund (the "Fund"), which is a series of the Trust; and

         WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

         (a) The Sub-Adviser shall, subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash. The foregoing is not intended to impose upon the Sub-Adviser an obligation to consult with the Adviser in each instance when effecting portfolio transactions involving the Assets.

         (b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the written instructions and directions of the Adviser and of the Board of Trustees of the Trust delivered to the Sub-Adviser and will conform to and comply with the applicable requirements of the 1940 Act, and all other applicable federal and state laws and regulations, as each is amended from time to time. The Sub-Adviser agrees to use reasonable efforts to manage the Assets forming part of the Fund so that the Fund will qualify, and continue to quality, as a regulated investment company under Subchapter M of the Internal

                  Revenue Code of 1986, as amended, and regulations issued thereunder, except as may be authorized to the contrary by the Trust's Board of Trustees. Schedule B, attached hereto, are included at the Sub-Advisers request in order to facilitate the Sub-Adviser's compliance with rules of the Hong Kong Securities and Future Commission. Such provisions are not intended to modify or supersede any other provisions of this Agreement.

         (c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus delivered to the Sub-Adviser or as the Board of Trustees or the Adviser may in writing direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of
                  1934). Consistent with the policies of the Trust, as disclosed in the Prospectus, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer-- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC"), the Investment Advisers Act of 1940, as amended, and the 1940 Act, and the rules and regulations thereunder.

                  On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and/or a lower brokerage commission, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

         (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

                  The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information within the possession or control of the Sub-Adviser relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder or any exemptive or other relief that the Adviser or the Trust obtains from the SEC). The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-advisor, to the Adviser).

         (e) The Sub-Adviser shall provide each Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

         (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust. In addition, nothing in this agreement will in any way restrict the Sub-Adviser, its officers, directors or employees from trading in securities for its or their own accounts as permitted by the 1940 Act and the Sub-Adviser's Code of Ethics, provided that the Sub-Adviser's Code of Ethics materially complies with the then current Code of Ethics recommendations of the Investment Company Institute.

         (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitments under this Agreement.

         (h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the Assets. The Adviser shall instruct the custodian and other parties providing services to the Fund to forward promptly all such proxies to the Sub-Adviser.

                  Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's associated companies, directors, officers or employees of the Sub-Adviser or such associated companies.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

         (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

         (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, herein called the "By-Laws");

         (c) the currently effective Prospectus and Statement of Additional Information of the Fund;

         (d) resolutions of the Board of Trustees of the Trust authorizing the execution and deliver of the Advisory Agreement and this Agreement;

         (e) the most recent amendments to the Trust's registration statement as filed with the SEC under the Securities Act of 1933, as amended and the most recent forms filed with the SEC for the Trust under the 1940 Act;

         (f) any order issued by the SEC or other regulatory authority applicable to the Trust, the Fund or the Adviser; and

         (g) any other written instructions, directions or policies of the Adviser or the Trust's Board of Trustees applicable to the Sub-Adviser's duties hereunder.

                  The Adviser will promptly furnish to the Sub-Adviser any and all amendments or other changes to the documents specified in this Section 3, and the Sub-Adviser shall not be charged with complying with any such document or amendment not so delivered to the Sub-Adviser, unless the Sub-Adviser reasonably should have known the terms of such document or amendment.

4. COMPENSATION TO THE SUB-ADVISER; EXPENSES. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to and accepts as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

         The Sub-Adviser shall be responsible for its own expenses in performing its duties hereunder but shall not be responsible for the expenses of the Trust or the Fund. Without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible for brokerage commissions, transfer taxes or fees or custody fees of the Fund.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related reasonable out-of-pocket expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement to the extent that such losses result from the Sub-Adviser's negligence, willful misfeasance, breach, bad faith or reckless disregard of its duties under this Agreement; provided, however, that the Sub-Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

         The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related reasonable out-of-pocket expenses) howsoever arising from or in connection with the performance of the Adviser's obligations under this Agreement to the extent that such losses result from the Adviser's negligence, willful misfeasance, breach, bad faith or reckless disregard of its duties under this Agreement; provided, however, that the

         Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

         The Sub-Adviser shall not be liable for any loss or damage arising out of the performance of its duties hereunder unless such loss or damage arose out of or in connection with its breach of this Agreement or its negligence, willful default, bad faith, or fraud in the performance of its duties hereunder. The presence of any exculpatory language in this Agreement shall not be deemed by the Adviser, the Fund, the Sub-Adviser, any custodian or party appointed pursuant to this Agreement as in any way limiting causes of action and remedies which may, notwithstanding such language, be available either under common law or statutory law principles applicable to fiduciary relationships or under U.S. federal securities laws.

         Without limitation, the Sub-Adviser shall not have breached any obligation to the Adviser and shall incur no liability for losses resulting from force majeure or other events beyond the control of the Sub-Adviser, including without limitation any failure, default or delay in performance resulting from a breakdown in communications not reasonably within the control of the Sub-Adviser.

6. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund: (a) by the Fund at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund; (b) by the Adviser at any time, without the payment of any penalty, on no more than 60 days' nor less than 30 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser or immediately on notice to the Adviser prior to its approval by the Trust's Board of Trustees. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party:

         To the Adviser at:       SEI Investments Management Corporation
                                  One Freedom Valley Drive
                                  Oaks, PA  19456
                                  Attention: Legal Department

         To the Sub-Adviser at:   Jardine Fleming International Management Inc.
                                  47/F, Jardine House, 1 Connaught Place
                                  Hong Kong
                                  Attention: Client Liaison

10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

11.      MISCELLANEOUS.

         (a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding personally upon any of the Trustees, officers or shareholders of the Fund or the Trust.

         (b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effects of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

SEI INVESTMENTS MANAGEMENT CORPORATION

By:
         --------------------------------------------
Name:
          -------------------------------------------
Title:
         --------------------------------------------

Attest:
         --------------------------------------------


JARDINE FLEMING INTERNATIONAL MANAGEMENT INC.

By:
         --------------------------------------------
Name:
         --------------------------------------------
Title:
         --------------------------------------------

Attest:
         --------------------------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                  JARDINE FLEMING INTERNATIONAL MANAGEMENT INC.


Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:


                          SEI INSURANCE PRODUCTS TRUST

SEI VP International Equity Fund                     .37%

                                   SCHEDULE B

         PROVISIONS REQUIRED BY THE HONG KONG SECURITIES AND FUTURES COMMISSION (THE "SFC")

The following information and statements are to be contained in a client agreement pursuant to SFC requirements:

1.       DERIVATIVES

         A Where the Sub-Adviser provides services to the Adviser in relation to derivative products, including futures contracts and options, the Sub-Adviser shall provide to the Adviser, upon request, product specifications and any prospectus or offering documents.

         B Where the Sub-Adviser is permitted to hedge, the Sub-Adviser may, but shall not be obliged to hedge. If the Sub-Adviser hedges, it shall not be obliged to carry out active or dynamic hedging. If currency hedging is permitted, the Sub-Adviser's powers include hedging to the reporting currency of the Fund, cross-currency hedging and proxy hedging. Where the Sub-Adviser is permitted to hedge, the Sub-Adviser shall be authorised to invest in a permitted class of derivative notwithstanding any prohibition on investment in the underlying security. If the Sub-Adviser is authorised to use derivatives for investment and not hedging purposes, the Sub-Adviser shall only be able to invest in a derivative in respect of a security, where the Sub-Adviser is authorised to invest in the underlying security.

2.       UNDERTAKINGS

         The Adviser undertakes to advise the Sub-Adviser promptly of any change to the information set out in this Agreement or any change in its constitution.

         The Sub-Adviser will inform the Adviser in writing within a reasonable time of any changes in the directors of the Sub-Adviser, and of material changes to the information provided to the Adviser under this Agreement.

3.       MARGIN OR SHORT SELLING FACILITIES

         For the purposes of this Agreement, margin means such amount (not being less than the amount required under the relevant rules) in such currency and such other security whatsoever as the Sub-Adviser may from time to time demand in its absolute discretion from the Adviser by way of margins or variation adjustments in relation to any short selling or other contracts ("Margin").

        If the Assets are to be provided with any margin or shortselling facilities, the terms and conditions applicable to the provision of such facilities, including the circumstances in which positions may be closed without consent, are set out in the provisions below. The Adviser confirms that it has notice of these provisions and agree to be bound by the terms thereof.

         A If the Adviser or the Sub-Adviser, at its discretion herein, wishes to utilise margin or short selling facilities, the Sub-Adviser is hereby specifically authorised to appoint or use the services of such other party as the Sub-Adviser in its full discretion may deem fit.

         B        (a)      In respect of these facilities, the Sub-Adviser shall
                           utilise such part of the Assets (whether in cash, guarantee or other security in such form and amount and on such terms as the Sub-Adviser may at its absolute discretion consider appropriate) for the provision of Margin as may be required by the relevant authorities. The Margin may at the discretion of the Sub-Adviser exceed any margin requirements required by the relevant authorities.

                  (b) The Sub-Adviser may require the Adviser to provide or may provide from the Assets, such additional Margin as the Sub-Adviser shall think fit in its absolute discretion whether to comply with any requirement imposed by law or by the relevant authorities or otherwise, whatsoever or howsoever.

                  (c) Without prejudice and in addition to any other rights and remedies of the Sub-Adviser, the Adviser hereby irrevocably authorises the Sub-Adviser, without prior notice to the Adviser, to apply all or any part of any cash deposit or other property held for the Fund by the Sub-Adviser on any account whatsoever:-

                           (i) in or towards the provision of any Margin or additional Margin demanded by the Sub-Adviser pursuant to Part (a) and (b) above; and/or

                           (ii) in payment to any relevant authorities or exchanges in or towards satisfaction of any liability to provide margin demanded or required by such exchange, in respect of any transactions entered into by the Sub-Adviser on behalf of the Adviser, or towards provision of security (whether in the form of mortgage, deposit, charge, pledge or otherwise) in favour or to the order of the authorities or exchange, without prior notice to the Adviser and free of any beneficial interest of the Adviser or of any other person in the Margin, as security for the Sub-Adviser's obligations to (and upon terms specified by) the authorities or exchanges in respect of transactions undertaken by the Sub-Adviser on behalf of the Adviser, with power to such authority or exchange to enforce the security in satisfaction of any obligations of the Sub-Adviser provided that the Adviser's deposit or property shall not be applied to finance or act as security for any margin requirements or trading liabilities in respect of transactions undertaken by the Sub-Adviser on behalf of any other client (and in either event, such deposit or property will be dealt with according to the rules of the relevant exchanges); and/or

                           (iii) in satisfaction of any other obligations of the Sub-Adviser to any party insofar as such obligations arise in connection with or incidental to any transactions entered into by the Sub-Adviser on behalf of the Adviser; and/or

                           (iv) in or towards payment of money properly required to meet commissions, brokerage, levies or other proper charges directly relating to any transactions undertaken by the Sub-Adviser on behalf of the Adviser;

                           notwithstanding that any such application may result in the Adviser being required by the Sub-Adviser to provide additional Margin.

                  (d) Margin calls must be met within 24 hours (or such other time limit as may be specified by the Sub-Adviser from time to time).

                  (e) The Adviser shall not be entitled to receive any interest on any Margins held by the Sub-Adviser for and on behalf of the Adviser.

         C At any time after the expiration of the time limit specified in Part B(d) above, the Sub-Adviser shall forthwith be entitled, without demand for additional Margin, without notice to the Adviser and notwithstanding any prior Margin call has been made, to close out, perform, maintain or otherwise deal with at the absolute discretion of the Sub-Adviser, any futures contract or option contract in the account and, for this purpose, make or take delivery of the underlying product in respect of any such contracts.

4.       RISK DISCLOSURE

         The Adviser confirms that it has notice of the risk disclosure statement as set out below and agree to be bound by the terms thereof.

         A        In respect of transactions in securities, please note that:--

                  The price of securities can and does fluctuate, and any individual security may experience upward or downward movements, and may even become valueless. There is an inherent risk that losses may be incurred rather than profit made as a result of buying and selling securities.

         B In respect of transactions involving futures contracts or options, please note that:--

                  The risk of loss in trading futures contracts or options can be substantial. In some circumstances, you may sustain losses in excess of your initial margin funds. Placing contingent orders, such as "stop loss" or "stop-limit" orders, will not necessarily achieve the desired results. Market conditions may make it impossible to execute such orders. You may be called upon at short notice to deposit additional margin funds. If the required funds are not provided within the prescribed time, your position will be liquidated. You will remain liable for any resulting deficit in your account. You should therefore study and understand futures contracts and options before you trade and carefully consider whether such trading is suitable in the light of your own financial position and investment objectives.

         C In respect of transactions in securities traded on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited, please note that:--

                  (a) The Growth Enterprise Market has been established as a market designed to accommodate companies to which a high investment risk may be attached. In particular, companies may list on the Growth Enterprise Market with neither a track record of profitability nor any obligation to forecast future profitability. There may be risks arising out of the emerging nature of companies listed on the Growth Enterprise Market and the business sectors or countries in which the companies operate.

                  (b) There are potential risks of investing in such companies and you should make the decision to invest only after due and careful consideration. The greater risk profile and other characteristics of the Growth Enterprise Market mean that it is a market more suited to professional and other sophisticated investors.

                  (c) Given the emerging nature of companies listed on the Growth Enterprise Market, there is a risk that securities traded on the Growth Enterprise Market may be susceptible to higher market volatility compared to securities traded on the Main Board and no assurance is given that there will be a liquid market in the securities traded on the Growth Enterprise Market.

                  (d) The principal means of information dissemination on the Growth Enterprise Market is publication on the internet website operated by the Exchange. Companies listed on the Growth Enterprise Market are not generally required to issue paid announcements in gazetted newspapers. Accordingly, you need to have access to up-to-date information on the Growth Enterprise Market-listed companies as published on the Growth Enterprise Market website.

                  (e) This risk disclosure statement does not purport to disclose all the risks and other significant aspects of the Growth Enterprise Market. You should undertake your own research and study on the trading of securities on the Growth Enterprise Market before commencing any trading activities.

                  (f) You should seek independent professional advice if you are uncertain of or have not understood any aspect of this risk disclosure statement or the nature and risks involved in trading of securities on the Growth Enterprise Market.